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                                  EXHIBIT 23.1
                                  ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Charles E. Smith Residential Realty, Inc.'s previously filed Registration Statement File No. 33-82382, Registration Statement File No. 33-93986, Registration Statement File
No. 33-80835, Registration Statement File No. 333-340, Registration Statement File No. 333-8129, Registration Statement File No. 333-17053, Registration Statement File No. 333-39513, and Registration Statement File No. 333-39691.


                              /s/ ARTHUR ANDERSEN LLP
                              ----------------------------------
                              ARTHUR ANDERSEN LLP



Washington, D.C.
March 13, 1998



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